Validity Opinion

Exhibit 5.1

GLENN R. PADGETT	Direct Phone: (386) 947-6446
Chief Counsel — Operations	Fax: (386) 947- 6884

February 5, 2002

International Speedway Corporation
1801 West International Speedway Boulevard
Daytona Beach, Florida 32114

Re: Registration Statement on Form S-3 (No. 333-81316)

Ladies and Gentlemen:

I have acted as counsel to International Speedway Corporation (the “Company”) in connection with the above-referenced Registration Statement on Form S-3 (the “Registration Statement”) filed with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Act”), relating to the proposed public offering of up to 2,875,000 shares (the “Stockholder Shares”) of Class A common stock, par value $.01 per share of the Company (the “Common Stock”), all of which Stockholder Shares may be sold by the selling stockholder as set forth in the preliminary prospectus which forms a part of the Registration Statement (the “Prospectus”).

In connection with rendering this opinion, I have examined the Company’s Amended and Restated Articles of Incorporation and Amended and Restated Bylaws, each as amended to date; such records of the corporate proceedings of the Company as I have deemed material; Amendment No. 1 to the Registration Statement relating to the Stockholder Shares, the form of Amendment No. 2 to the Registration Statement relating to the Stockholder Shares, and the Prospectus; and such other certificates, receipts, records, and documents as I have considered necessary for the purposes of this opinion.

In my examination, I have assumed the authenticity of all documents submitted to me as originals, the conformity to the original documents of all documents submitted to me as copies, the genuineness of all signatures on documents reviewed by me and the legal capacity of natural persons.

Based upon the foregoing I am of the opinion that the Stockholder Shares are, and when sold will remain, legally issued, fully paid and non-assessable shares of Class A common stock of the Company.

I hereby consent to the reference to my name under the caption “Legal Matters” in the Registration Statement and amendments and to the use of this opinion as an exhibit to the Registration Statement. In giving this consent, I do not hereby admit that I come within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the SEC thereunder.

Very truly yours,

/s/ Glenn R. Padgett

Glenn R. Padgett
Attorney at Law
Florida Bar No. 305812

1801 W. International Speedway Blvd. • Daytona Beach, FL 32114 • 386-254-2700